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                                                                     EXHIBIT 5.1





                                October 30, 1997



Bay Apartment Communities, Inc.
4340 Stevens Creek Boulevard, Suite 275
San Jose, CA 95129

     Re:  Legality of Securities to be Registered
          under Registration Statement on Form S-3

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), which relates to the sale from time to time of an indeterminate amount of shares of the Company's preferred stock, par value $.01 per share ("Preferred Stock"), common stock, par value $.01 per share ("Common Stock"), or any combination of Preferred Stock and Common Stock (the "Securities"), having a maximum aggregate public offering price of $400,000,000. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

     We have examined the Articles of Incorporation of the Company, as amended and on file with the Maryland State Department of Assessments and Taxation, the Bylaws of the Company, as amended, such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion, and the Registration Statement and the exhibits thereto.

     Based upon the foregoing, we are of the opinion that (i) when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolution"), (ii) upon receipt by the Company of the full consideration therefor as provided in the Authorizing Resolution and (iii) when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolution, the Securities will be legally issued, fully paid and nonassessable.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ Goodwin, Procter & Hoar  LLP
                                    --------------------------------
                                        GOODWIN, PROCTER & HOAR  LLP




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